Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-250857, 333-226926, 333-221687, 333-216243, 333-214657, 333-212845, 333-209024, and 333-196880 and Form S-8 Nos. 333-250866, 333-226927, 333-193075, 333-134208, and 333-119661) of our report dated February 12, 2021, relating to the consolidated financial statements of Westwater Resources, Inc. (which report expresses an unqualified opinion) appearing in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Moss Adams LLP

Denver, Colorado

February 12, 2021